                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998, (except with respect to the matter discussed in Note 15, as to which the date is March 2, 1998), on the consolidated financial statements of AmQuest Financial Corp. and subsidiaries, included in this Form 10-K, into BancFirst Corporation's previously filed Registration Statement File No. 333-59913.

                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
April 13, 1999